NOTICE OF CHANGE OF AUDITOR

(National Policy Statement No. 31)

Alberta Securities Commission

Lugowy Associates

Effort Square, Suite 506

105 Main Street East

Hamilton, Ontario

L8N 1G6

Attention:

Dennis Lugowy

PricewaterhouseCoopers LLP

55 King Street West, Suite 900

Kitchener, Ontario

N2G 4W1

Attention:

Suzanne Hubbard

Dear Sirs / Mesdames:

RE:

Notice of Change of Auditors

Astris Energi Inc. (the “Corporation”) hereby gives notice pursuant to National Policy Statement No. 31 – Change of Auditor of a Reporting Issuer (“National Policy 31”) as follows:

1.

At the request of the Corporation, Lugowy Associates has resigned as auditor of the Corporation effective February 10, 2004.

2.

The Board of Directors of the Corporation has considered and approved the resignation of Lugowy Associates and has approved the appointment PricewaterhouseCoopers LLP as auditor of the Corporation. Subject to all applicable regulatory approvals, effective February 25, 2004, PricewaterhouseCoopers LLP will be the Corporation’s new auditors.  The Corporation will propose at its next annual general meeting of shareholders that shareholders approve the appointment of PricewaterhouseCoopers LLP as the Corporation’s auditors for the ensuing year.

3.

There were no reservations in the auditor’s reports on the Corporation’s financial statements for the two most recently completed fiscal years or for any period subsequent to the most recently completed period for which an audit report was issued.

4.

In the opinion of the Corporation, as at the date hereof, there have been no reportable events (as such term is defined in National Policy 31) in connection with the audits of the two most recently completed fiscal years of the Corporation or for any period subsequent to the most recently completed period for which an audit report was issued.

Dated at Mississauga, Ontario this 23rd day of February, 2004.

ASTRIS ENERGI INC.

By:

Name:

Anthony Durkacz

Title:

Vice President of Finance

2175-6 Dunwin Drive, Mississauga, Ontario, Canada L5L 1X2  Tel: (905) 608-2000  Fax: (905) 608-8222